Exhibit 10.74

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS
OF
SERIES B CONVERTIBLE PREFERRED STOCK
OF
INVISA, INC.,
a Nevada corporation

         The undersigned, Edmund C. King, certifies that:

                  1.  He is the duly acting President of Invisa, Inc., a corporation organized and existing under the Corporation Code of the State of Nevada (the "CORPORATION").

                  2. Pursuant to authority conferred upon the Board of Directors by the  Certificate of  Incorporation  of the Corporation,  and pursuant to the provisions  of the  Corporations  Code of the  State of  Nevada,  said  Board of Directors,  pursuant to a meeting  held on January 11,  2010,  adopted a  resolution amending and restating the rights,  preferences,  privileges and restrictions of, and the number of shares comprising,  the Corporation's  Series B Convertible  Preferred Stock, which resolution is as follows:

         RESOLVED,  that a series of Preferred Stock in the Corporation,  having the rights, preferences,  privileges and restrictions,  and the number of shares constituting such series and the designation of such series, authorized  by the  Board of  Directors  of the  Corporation pursuant to authority given by the Corporation's Certificate of Incorporation,  be, and hereby is, amended and restated as set forth below.

         NOW,  THEREFORE,  BE IT RESOLVED,  that the Board of  Directors  hereby amends and restates the rights,  preferences,  privileges  and  restrictions  relating to, the Series B Preferred Stock as follows:

         (a)  Determination.  The series of Preferred Stock is hereby designated Series B Convertible Preferred Stock (the "SERIES B PREFERRED STOCK").

         (b) Authorized Shares. The number of authorized shares constituting the Series B Preferred  Stock shall be Ten Thousand (10,000) shares of such series.

         (c)  Dividends.   On or after January 1, 2010, the holder of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.  Nothing herein shall obligate or require the Board of Directors to declare a dividend for the Series B Preferred Stock on or after January 1, 2010. To the extent that any dividends accrued prior to January 1, 2010 and remain outstanding, such dividend may be paid in whole or in part by the delivery of (i) cash, (ii) shares of Series B Preferred Stock valued at $100.00 per share or (iii) shares of Common Stock at the Conversion Price (as hereinafter defined).  Payments of dividends with  Series B Preferred Stock may be made at any time and from time to time at the option of the Company, in its sole discretion.

         (d) Liquidation Preference.

                  (i) Preference upon Liquidation, Dissolution or Winding Up. In the event of any dissolution or winding up of the Corporation, whether voluntary or involuntary,  holders of each  outstanding  share of Series B Preferred Stock shall  be  entitled  to be  paid  first  out of the  assets  of the  Corporation available for  distribution  to  shareholders,  whether such assets are capital, surplus or earnings,  an amount equal to $100.00 (the "SERIES B PURCHASE PRICE") per share of Series B Preferred  Stock held (as adjusted  for any stock  splits, stock dividends or  recapitalizations of the Series B Preferred  Stock) and any declared but unpaid dividends on such share, before any payment shall be made to the holders of the Common Stock, or any other stock of the  Corporation  ranking junior to the Series B Preferred Stock with regard to any distribution of assets upon liquidation,  dissolution or winding up of the Corporation.  The holders of the Series B Preferred Stock shall be entitled to share ratably,  in accordance with  the  respective  preferential  amounts  payable  on  such  stock,  in  any distribution which is not sufficient to pay in full the aggregate of the amounts payable  thereon.  If, upon any  liquidation,  dissolution  or winding up of the Corporation,  the  assets  to be  distributed  to the  holders  of the  Series B Preferred Stock shall be insufficient to permit payment to such  shareholders of the  full  preferential  amounts  aforesaid,  then  all  of  the  assets  of the Corporation  available for distribution to shareholders  shall be distributed to the holders of Series B Preferred  Stock.  Each holder of the Series B Preferred Stock shall be entitled to receive that portion of the assets available for distribution as the number of outstanding shares of Series B Preferred Stock held by such holder bears to the total number of shares of Series B Preferred Stock.  Such payment shall constitute payment in full to the holders of the Series B Preferred Stock upon the liquidation, dissolution or winding up of the Corporation. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Series B Preferred Stock, so as to be available for such payment, such holders of Series B Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

                  (ii)  Consolidation, Merger and Other Corporate Events.  A consolidation  or merger of the  Corporation  (except  into or with a subsidiary or affiliated corporation) or a sale, lease,  mortgage,  pledge,  exchange,  transfer or other disposition of all or substantially  all of the assets of the Corporation or any reclassification  of the stock of the  Corporation  (other  than a change in par  value or from no par to par,  or from par to no par or as the result of an event described in subsection  (iv), (v), (vi) or (viii) of paragraph (f)),  shall be regarded  as a  liquidation,  dissolution  or winding  up of the  affairs of the Corporation within the meaning of this paragraph (d), provided,  however, in the case of a  merger,  if (a) the  Corporation  is the  surviving  entity,  (b) the Corporation's  shareholders  hold a  majority  of the  shares  of the  surviving entity, and (c) the Corporation's  directors hold a majority of the seats on the board of  directors  of the  surviving  entity,  then such  merger  shall not be regarded as a liquidation,  dissolution or winding up within the meaning of this paragraph  (d). In no event shall the issuance of new classes of stock,  whether senior,  junior or on a parity with the Series B Preferred  Stock,  or any stock splits, or the issuance of common stock in connection with an acquisition of the securities, assets or business of another company, joint ventures, merger of a subsidiary and employee stock options be deemed a  "reclassification, merger or consolidation"  under or otherwise limited by the terms hereof.

                  (iii) Distribution of Cash and Other Assets. In the event of a liquidation,  dissolution  or winding  up of the  Corporation  resulting  in the availability  of assets other than cash for  distribution  to the holders of the Series B Preferred  Stock,  the holders of the Series B Preferred Stock shall be entitled  to a  distribution  of cash  and/or  assets  equal to the value of the liquidation  preference  stated in subsection  (i) of this  paragraph (d), which valuation shall be made solely by the Board of Directors, and provided that such Board of Directors was acting in good faith, shall be conclusive.

                  (iv)  Distribution  to  Junior  Security  Holders.  After  the payment or  distribution  to the holders of the Series B Preferred Stock of the full  preferential  amounts  aforesaid,  the holders of Series B Preferred Stock shall have no  further  rights in respect  at such  Series B Stock  which  shall become null and void, and the holders of the Common Stock then  outstanding,  or any  other  stock of the  Corporation  ranking  as to assets  upon  liquidation, dissolution  or winding up of the  Corporation  junior to the Series B Preferred Stock,  shall be entitled to receive ratably all of the remaining  assets of the Corporation.

                  (v)  Preference; Priority.  References  to a  stock  that  is "SENIOR"  to, on a "PARITY"  with or "JUNIOR"  to other stock as to  liquidation shall refer, respectively, to rights of priority of one series or class of stock over another in the  distribution of assets on any  liquidation,  dissolution or winding up of the  Corporation.  The Series B Preferred Stock shall be senior to the Common Stock of the  Corporation and junior to any subsequent  series of Preferred Stock issued by the Corporation.

         (e) Voting Rights.  Except as otherwise required by law, the holder of shares of Series B  Preferred  Stock shall not have the right to vote on matters that come before the shareholders.

         (f)  Conversion Rights.  The holders of Series B Preferred Stock will have the following conversion rights:

                  (i) Right to Convert.  Subject to and in  compliance  with the provisions of this paragraph (f), any issued and outstanding  shares of Series B Preferred  Stock shall, upon election in the discretion of the Corporation, be automatically converted by the Corporation, at any time or from time to time into fully paid and  non-assessable  shares of Common Stock at the conversion rate in effect at the time of conversion, determined as provided herein (the “Conversion Shares”);  provided,  that a holder of Series B  Preferred  Stock may at any given time be required to convert  up to that number of shares of Series B  Preferred  Stock so that, upon conversion, the aggregate  beneficial ownership of the Corporation's Common Stock (calculated  pursuant to Rule 13d-3 of the Securities  Exchange Act of 1934, as amended) of such holder and all persons  affiliated with such holder is not more than 9.99% of the Corporation's Common Stock then outstanding (the “Conversion Threshold”).

                  (ii)  Mechanics of Conversion.  Upon the determination by the Corporation that any holder has fallen below the Conversion Threshold, the Corporation may automatically convert such number of shares of the Series B Preferred Stock which may equal, but shall not exceed the Conversion Threshold, by the conversion of such number of Series B Preferred Stock, that equals such number of Common Stock as such holder shall be entitled.  Such conversion shall be automatically completed upon issuance by the Corporation of written Notice of Conversion mailed by regular US mail to the address of the record Holder of the Series B Preferred Stock as reflected on the books of the transfer agent or if no transfer agent the records of the Corporation (the “Notice of Conversion”). In issuing the Notice of Conversion and effecting the conversion, the Corporation may rely upon the records of the Company’s transfer agent, or if no transfer agent upon the Corporation’s books and records, as final and absolute proof of the identity of holder of record of the shares of Series B Preferred stock, the number of shares of Series B Preferred stock owned and the address of the Holder. Immediately upon issuance of such Notice of Conversion, the Holder shall be treated as a common stockholder for all purposes and such Holder shall have no continuing interest in or claim to Series B Preferred stock. Upon Notice of Conversion  by the Corporation , the Holder shall  surrender  the  certificate  or  certificates  therefor,  duly endorsed,  at the office of the  Corporation  or of any  transfer  agent for the Common Stock,  and the Corporation shall give written notice to the transfer agent to convert the same and shall state therein the number of shares of Series B Preferred Stock being converted.  Thereupon, the Corporation shall promptly issue and deliver to the record Holders address as reflected on the books of the transfer agent, or if no transfer agent the Corporation’s books, a certificate or certificates for the number of shares of Common Stock to which Holder shall be entitled, not to exceed the Conversion Threshold and, if applicable, a certificate or certificates for the number of shares of Series B Preferred Stock existing immediately after an automatic conversion.  The effectiveness of the Conversion shall not be affected by Holder’s failure to surrender or deliver the certificates for the Series B Preferred shares to the Corporation; however, Corporation shall have no obligation to deliver certificates for Conversion Shares until such surrender and delivery has been completed by Holder. Should it occur that a Holder of Series B Preferred stock transfers or assign shares of Series B Preferred stock without giving the transfer agent or the Corporation proper notice, the Holder shall be liable for any damage to the Corporation resulting therefrom and any Conversion Shares issued or to be issued to Holder based on the incorrect information on the Corporations books or the books of its transfer agent shall be voidable by the Corporation.

                  (iii)  Conversion Price.  The number of shares into which one share of Series B Preferred  Stock shall be  convertible shall be determined by dividing the Series B Purchase Price by $0.12 ( hereinafter, the “Conversion Price”)

                  (iv)  Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time, or from time to time after the date shares of the Series B Preferred Stock are first issued (the "ORIGINAL ISSUE DATE"),  effect a subdivision of the outstanding  Common Stock,  the Conversion Price in effect  immediately  prior thereto shall be  proportionately  decreased,  and conversely,  if the Corporation shall at any time or from time to time after the Original Issue Date combine the  outstanding  shares of Common Stock,  the Conversion Price then in effect  immediately before the combination shall be proportionately  increased. Any adjustment under this paragraph (f)(iv) shall become  effective  at the  close of  business  on the date  the  subdivision  or combination becomes effective.

                  (v) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional  shares of Common Stock,  then and in each such event the Conversion Price  then in effect  shall be  decreased  as of the time of such issuance  or, in the event such a record date shall have been  fixed,  as of the close of  business  on such  record  date,  by  multiplying  the Conversion Price then in effect by a fraction:

                           (A) the  numerator of which shall be the total number of shares of Common Stock issued and outstanding  immediately  prior to the time of such issuance or the close of business on such record date; and

                           (B) the  denominator  of  which  shall  be the  total number of shares of Common  Stock  issued and  outstanding  immediately prior to the time of such  issuance  or the close of  business  on such record  date plus the  number of shares  of Common  Stock  issuable  in payment of such dividend or distribution;  provided,  however,  if such record  date shall have been fixed and such  dividend is not fully paid or if such  distribution  is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such  record  date and  thereafter,  the Conversion Price shall be adjusted  pursuant to this  paragraph (f)(v)  as  of  the  time  of  actual  payment  of  such  dividends  or distributions.

                  (vi) Adjustments for Other Dividends and Distributions. In the event the  Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the  determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the  Corporation  other than shares of Common  Stock,  then and in each such event  provision  shall be made so that the  holders of such  Series B Preferred Stock shall receive upon conversion  thereof in addition to the number of shares of Common Stock receivable thereupon,  the amount of securities of the Corporation  that they would have  received had their  Series B Preferred  Stock been converted  into Common Stock on the date of such event and had  thereafter, during the period from the date of such event to and  including  the  conversion date,  retained  such  securities  receivable  by them as aforesaid  during such period giving application to all adjustments called for during such period under this  paragraph  (f) with  respect to the rights of the  holders of the Series B Preferred Stock.

                  (vii)    Adjustment   for    Reclassification    Exchange   or Substitution.  If the Common Stock  issuable upon the conversion of the Series B Preferred  Stock shall be changed into the same or a different  number of shares of  any  class  or  classes  of  stock,   whether  by  capital   reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets  provided for elsewhere in this  paragraph  (f)),  then and in each such event the holder of each share of Series B Preferred  Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other  securities and property  receivable  upon such  reorganization, reclassification  or other change,  by holders of the number of shares of Common
Stock  into  which  such  shares of Series B  Preferred  Stock  might  have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  (viii)  Reorganization, Mergers, Consolidations or Sales of Assets.  If at  any  time  or  from  time  to  time  there  shall  be a  capital reorganization  of the Common  Stock  (other  than a  subdivision,  combination, reclassification  or exchange of shares provided for elsewhere in this paragraph (f) or a  merger  or  consolidation  of the  Corporation  with or into  another corporation,  or  the  sale  of all or  substantially  all of the  Corporation's properties   and  assets  to  any  other  person,   then,  as  a  part  of  such reorganization,  merger,  consolidation or sale, provision shall be made so that the holders of the Series B  Preferred  Stock  shall  thereafter  be entitled to receive upon conversion of such Series B Preferred  Stock,  the number of shares of stock or other  securities or property of the Corporation or of the successor corporation  resulting  from such merger or  consolidation  or sale,  to which a holder of Common Stock  deliverable  upon conversion would have been entitled on such capital  reorganization,  merger,  consolidation or sale. In any such case, appropriate  adjustment  shall be made in the  application  of the provisions of this  paragraph  (f) with  respect to the rights of the  holders of the Series B Preferred Stock after the reorganization,  merger,  consolidation or sale to the end that the provisions of this paragraph (f) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  (ix)  Sale of Common  Stock or  Securities  Convertible  Into Common Stock. In the event the Corporation sells or issues Common Stock or other securities  convertible  into or  exercisable  for  Common  Stock at a per share price,  exercise price or conversion  price lower than the Conversion Price then in effect  (other than in  connection  with an  acquisition  of the  securities, assets or  business  of  another  company,  licensing,  partnership,  technology transfer,  marketing alliance, joint ventures or employee, director, officer, or consultant issuances or stock options), the Conversion Price shall be subject to weighted average anti-dilution adjustments.

                  (x)  Certificate of Adjustment.  In each case of an adjustment or readjustment of the Conversion Price or the securities  issuable upon conversion of the Series B Preferred Stock,  the Corporation  shall compute such  adjustment or readjustment  in accordance  herewith and the  Corporation's Chief  Financial  Officer  shall  prepare and sign a  certificate  showing  such adjustment or readjustment, and shall mail such certificate by first class mail, postage  prepaid,  to each registered  holder of the Series B Preferred Stock at the holder's address as shown in the Corporation's  books. The certificate shall set forth such adjustment  or  readjustment,  showing in detail the facts upon which such adjustment or readjustment is based.

                  (xi) Notices of Record Date. In the event of (A) any taking by the  Corporation of a record of the holders of any class or series of securities for the purpose of determining  the holders  thereof who are entitled to receive any   dividend   or  other   distribution   or  (B)  any   reclassification   or recapitalization  of  the  capital  stock  of the  Corporation,  any  merger  or consolidation of the Corporation or any transfer of all or substantially  all of the assets of the Corporation to any other corporation, entity or person, or any voluntary  or  involuntary  dissolution,   liquidation  or  winding  up  of  the Corporation,  the  Corporation  shall mail to each  holder of Series B Preferred Stock at least 10 days  prior to the record  date  specified  therein,  a notice specifying  (1) the date on which any such record is to be taken for the purpose of  such  dividend  or  distribution  and a  description  of  such  dividend  or distribution,  (2) the date on which any such reorganization,  reclassification, transfer,  consolidation,  merger,  dissolution,  liquidation  or  winding up is expected to become effective and (3) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares,  of Common Stock (or other  securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(xii) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional  shares  to  which  the  holder  would  otherwise  be  entitled,  the Corporation shall round the shares up to the nearest whole number.
                  (xiii)  Reservation of Stock Issuable Upon  Conversion.  The Corporation  shall at all times reserve and keep available  not less than the aggregate number of authorized but unissued shares sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the  conversion of all then  outstanding  shares of Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel,  be necessary to increase  its  authorized  but unissued  shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (xiv) Notices. Any notice required by the provisions of this paragraph (f) to be given to the holders of shares of Series B Preferred Stock shall be deemed given (A) if deposited in the United States mail, postage prepaid, or (B) if given by any other reliable or generally accepted means (including by facsimile or by a nationally recognized overnight courier service), in each case addressed to each holder of record at his address (or facsimile number) appearing on the books of the Corporation.

                  (xv) Payment of Taxes.  The Corporation will pay all transfer taxes and other governmental charges that may be imposed in respect of the issue or delivery  of shares of Common  Stock upon  conversion  of shares of Series B Preferred Stock.

         (g) No Re-issuance of Preferred Stock. Except as otherwise expressly permitted herein with respect to dividends, any shares of Series B Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be canceled, retired and eliminated from the shares of Series B Preferred Stock that the Corporation shall be authorized to issue.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of  Preferred  Stock  subject to the
conditions  and   restrictions   on  issuance  set  forth  in  the  Articles  of Incorporation  or in  any  certificate  of  designation  creating  a  series  of Preferred Stock or any similar stock or as otherwise required by law.

         (h) Severability.  If any right, preference or limitation of the Series B Preferred  Stock set forth  herein is invalid,  unlawful or incapable of being enforced  by reason  of any  rule,  law or  public  policy,  all  other  rights, preferences  and  limitations  set forth herein that can be given effect without the invalid,  unlawful or  unenforceable  right,  preference or limitation shall nevertheless  remain in full  force and  effect,  and no  right,  preference  or limitation  herein  shall  be  deemed  dependent  upon  any  other  such  right, preference or limitation unless so expressed herein.

         3.  The  number  of  authorized   shares  of  Preferred  Stock  of  the Corporation  is  5,000,000  and the number of shares of Series B Preferred Stock, 9,000 of which has been issued and outstanding, is 10,000.

        The  undersigned  declares  under  penalty of perjury  that the matters  set out in the  foregoing  Certificate  are true of his own  knowledge. Executed at Sarasota, Florida on this 11th day of January, 2010.

Print Name:  Edmund C. King
Title:      Acting President and Chief Financial Officer